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                                                                      EXHIBIT 23


[LETTERHEAD OF COOPERS & LYBRAND]



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Plexus Corp. and Subsidiaries on Form S-8 (File No.'s 33-23490, 33-28309, 33-56932, 33-89862, and 33-89864) of our report dated November 17, 1995 on our audits of the consolidated financial statements of Plexus Corp. and Subsidiaries as of September 30, 1995 and 1994, and for each of the three years in the period ended September 30, 1995, which report is included in this Annual Report on Form 10-K.

                                               /s/ Coopers & Lybrand L.L.P
                                                   -----------------------
                                                   COOPERS & LYBRAND L.L.P.
Milwaukee, Wisconsin
December 20, 1995

[COOPERS & LYBRAND LETTERHEAD]


                                                                      EX-23

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Plexus Corp. on Form S-8 (File No. 33-23490, 33-28309, 33-56932, 33-89862, and
33-89864) of our report dated December 15, 1995 on our audits of the financial statements and supplemental schedules of the Plexus Corp. Employee Stock Savings Plan as of September 30, 1995 and 1994, and for the years then ended, which report is included in this Annual Report on Form 11-K.

                                                 /S/COOPERS & LYBRAND L.L.P.
                                                 COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
December 15, 1995